SPECIAL NOTICE & INVITATION







ANNUAL MEETING OF SHAREHOLDERS






To Be Held On October 17, 1996








Waters Instruments, Inc.
2411 Seventh Street, NW
Rochester, MN   55901

Your Personal Invitation



September 27, 1996





Dear Shareholder:

We are pleased to notify you that the Annual
Meeting of Shareholders of WATERS INSTRUMENTS,
INC. (the Company) will be held on Thursday, October 17, 1996, at 3:00 p.m., local time, at Waters Instruments, Inc., Team Room, 2411 Seventh Street, Northwest, Rochester,
Minnesota for the following purposes:

1.  To set the number of directors at four (4).
2.  To elect directors for the ensuing year.
3. To transact such other business as may properly come before the meeting.

The Board of Directors has fixed the close of business on August 31, 1996 as the record date for determination of shareholders entitled to notice of and to vote at such Annual Meeting.

Our Board of Directors and I cordially invite you to
attend this meeting.  Whether or not you plan to be
personally present at the meeting, however, please
complete, date and sign the enclosed postage-paid
proxy postcard and return it promptly.   If you later
decide to revoke your proxy, you may do so at any time before it is exercised.



Sincerely,




Jerry Grabowski
President and Chief Executive Officer

ANNUAL MEETING OF SHAREHOLDERS

October  17,  1996

PROXY  STATEMENT



OUTSTANDING  SHARES, VOTING RIGHTS, AND GENERAL
MATTERS

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Waters
Instruments, Inc. (the Company) of proxies to be voted at the Annual Meeting of Shareholders of the Company to be held on October 17, 1996. Holders of Common Stock of record at the close of business on August 31, 1996 will be entitled to vote at the Meeting. Each share of Common Stock entitles the holder to one vote; shareholders are not entitled to cumulate their votes in the election of directors. As of August 31, 1996 there were 1,462,271 shares of Common Stock issued and outstanding and entitled to vote at the Meeting.

If the enclosed proxy is properly executed and returned to the Company, all shares represented thereby will be voted as directed, if no direction is made, the proxy will be voted in favor of the proposals set forth in the Notice of Annual Meeting and in favor of the number and slate of directors proposed by the Board of Directors. Any shareholder giving a proxy may revoke it at any time prior to its use at the Meeting by giving written notice of such revocation to the Secretary or other Officer of the Company or by filing a new written proxy with an Officer of the Company. Personal attendance at the Meeting is not, by itself, sufficient to revoke a proxy unless written notice of the revocation or a subsequent proxy is delivered to an Officer before the revoked or superseded proxy is used at the Meeting.

The presence at the Annual Meeting in person or by proxy of the holders of a majority of the outstanding shares of the Company's Common Stock entitled to vote shall constitute a quorum for the transaction of business. If a broker returns a non-vote proxy, indicating lack of authority to vote on such matter, then the shares covered by such non-vote shall be deemed present at the meeting for purposes of determining a quorum but shall not be deemed to be represented at the meeting for purposes of calculating the vote with respect to such matter. If a shareholder abstains from voting as to any matter, then the shares held by such shareholder shall be deemed to be present at the meeting for purposes of determining a quorum and for purposes of calculating the vote with respect to such matter, but shall not be deemed to have been voted in favor of such matter.
Proxies which are signed but which lack any such specification will be voted in favor of the proposals set forth in the Notice of Meeting and in favor of the slate of directors proposed by the Board of Directors and listed herein.

The mailing address of the principal executive offices of the Company is: PO Box 6117, Rochester, MN 55903-
6117. The Company expects that this Proxy Statement and the related Proxy and Notice of Meeting will first be mailed to shareholders on or about September 27, 1996.

ELECTION OF DIRECTORS (Proposals #1 and #2)
The Bylaws of the Company provide that the number of directors shall be determined by the shareholders at each Annual Meeting provided that the number shall be not less than three nor more than eleven. The Board of Directors recommends the election of four directors at this Annual Meeting. Under applicable Minnesota law, approval of the proposal to set the number of directors at four requires the affirmative vote of the holders of the greater of (1) a majority of the voting power of the shares represented in person or by proxy at the Annual Meeting with authority to vote on such matter, or (2) a majority of the voting power of the minimum number of shares that would constitute a quorum for the transaction of business at the Annual
Meeting. Each proxy will be voted for or against such number or not voted at all as directed by the shareholder.

Each proxy will be voted for the nominees specified below unless the proxy withholds a vote for one or more of such nominees. So far as is known to the Board, each of such nominees intends to serve if elected. In the presently unforeseen circumstance that a nominee is unable or unwilling to serve, proxies will be voted for such substitute nominee (if any) as may be determined by the Board of Directors prior to the Meeting. Directors hold office from the date of their election or reelection until the next
Annual Meeting and until their successors are elected.
Nominees to the Board of Directors are elected by a majority of the votes cast for the election of Directors at the Annual Meeting.

NOMINEES  FOR  DIRECTORS
The following table provides certain information with respect to the nominees for Directors of the Company.
All of the Directors listed are presently serving as Directors of the Company, and all were elected by the shareholders at the last Annual Meeting, except Mr.
Grimstad who the Board is proposing at the Annual
Meeting of Shareholders on October 17, 1996, as a nominee to stand for election:



Name     Age Position with  Year in Which
          the Company and  First Became a Director
         Principal Occupation

Jerry W.
Grabowski  44  President and Chief
              Executive Officer,
              Chief Financial Officer,
              and Treasurer and Director
              of the Company.                1993
Charles G.
Schiefelbein  57  Director. Independent
                  Investor and Consultant
                  in St. Paul, Minnesota.     1986

Stewart D.
Siebens     50    Chairman of the Board
                  of Directors of the
                  Company.  President
                  of SDS Enterprises, Inc.
                  in Irving, Texas.         1986

John A.
Grimstad      46   Secretary and General
                   Counsel of the Company.
                    Vice President of
                    Fredrikson & Byron, P. A.
                   in Minneapolis, Minnesota   New
                                              Nominee


BUSINESS EXPERIENCE OF NOMINEES:

The following information is presented as to each nominee's business experience during the past five years and his directorships of other publicly held corporations:

Mr. Grabowski has been President and Chief Executive
Officer and a member of the Board of Directors of the
Company since August 1993.   He was additionally
elected to serve as Chief Financial Officer, Secretary, and Treasurer in December 1994. From 1988 until joining the Company, he was employed as General
Manager of Onan Power/Electronics Division.

Mr. Schiefelbein actively involved in consulting and investment projects through Capitol Growth Services, Inc., a corporation wholly-owned by Mr. Schiefelbein.
From 1979 until August 1996, Mr. Schiefelbein was
Chairman of Computer Petroleum Corporation (CPC), a public company that provides electronic energy price and news information. From 1979, when he founded CPC, to 1991, Mr. Schiefelbein served as Chairman and Chief
Executive Officer. He is also currently a director of Research, Inc.

Mr. Siebens was named Chairman of the Board of the Company on October 24, 1990. He has been President of
SDS Enterprises, Inc. in Irving, Texas since 1987.

Mr. Grimstad has been, since 1984, a Vice President and shareholder of Fredrikson & Byron, P.A., the Company's counsel, and serves as a Director and Secretary or Assistant Secretary of several closely-held manufacturing companies.

BOARD  AND  COMMITTEE  MEETINGS

The Board held five meetings during fiscal year 1996.
Each Director whose reelection is proposed and who served as a member of the Board during fiscal year
1996 attended 100% of the aggregate number of meetings of the Board and of the Committees of which he is a member.

The Company's Board of Directors has formally designated three Committees: an Audit Committee, a Compensation Committee, and a Stock Option Committee.

The Audit Committee, consisting of Messrs.
Schiefelbein and Siebens for fiscal year 1996, generally engages in oversight of the structure of the Company's internal controls, reviews the selection of the independent auditors, reviews the annual audit plan, and engages in oversight of the Company's financial reporting. However, the responsibility to review and approve internal accounting and controls, quarterly financials, registration statements, reports to the SEC, financial press releases, cost of conduct, and any legal/ethics audit except as these matters have a direct bearing on the duties stated above, remain the responsibility of the full Board of Directors. During fiscal year 1996, the Audit
Committee met twice, and the full Board of Directors met once with the Company's independent auditors to review the Company's financial statements, accounting policies, and practices. Each Committee member was present at the meetings.

The Compensation Committee, which consisted of Messrs.
Schiefelbein and Siebens for fiscal year 1996, generally assists the Board of Directors in exercising its authority and discharging its responsibilities concerning the hiring, compensation, and termination of employment of the officers and senior managers of the Company. During fiscal year 1996, the Compensation Committee met twice and each Committee member was present.

The Stock Option Committee consists of two or more members of the Board of Directors or other persons who are appointed by and serve at the pleasure of the Board and who are "disinterested" persons {a person who, among other things, has not been, at any time within one year prior to such person's appointment to the Committee, and who will not be, while serving on such Committee, granted or awarded options under the 1995 Stock Option Plan (the "Plan").} During fiscal year 1996, the Board delegated to its Compensation
Committee all of the authority of the Board under the Plan under certain circumstances.

PRINCIPAL SHAREHOLDERS

The following table provides information concerning the only persons known to the Company to be the beneficial owners of more than 5% of the Company's outstanding Common Stock as of August 31, 1996:


Name and Address of     Shares            Percent
Beneficial Owner      Beneficially Owned  of Class

Charles G. Schiefelbein
5075 Norwest Center,
Minneapolis, MN 55402   194,603           13.3%

Woodland Investment Company
3007 Skyway Circle North,
Irving, TX 75038        172,000 (1)       11.8%

Kohl Gift Trust
3007 Skyway Circle North,
Irving, TX 75038         90,000  (2)       6.2%

Stewart D. Siebens
3007 Skyway Circle North,
Irving, TX 75038         73,800            5.0%

<F1>
According to the most current Schedule 13D filed by Woodland Investment Company and information provided by it, the power to vote and dispose (or to direct the vote or disposition) of such shares is shared with Atlee M. Kohl and Nicole F. Kohl who are each thereby deemed to be beneficial owners of such shares.

<F2>
According to the most current Schedule 13D filed by Kohl Gift Trust, the power to vote and dispose (or to direct the vote or disposition) of such shares is shared with Atlee M. Kohl who is deemed to be a beneficial owner of such shares.

MANAGEMENT SHAREHOLDINGS

The following table sets forth the beneficial ownership of the Company's Common Stock by (i) each Director and nominee of the Company, (ii) the named executive officer in the Summary Compensation Table, and (iii) all Directors and Executive Officers as a group, as of August 31, 1996. Except as otherwise indicated, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock owned by them.


Name of Director or   No. of Shares       Percent
Number of Persons in  Beneficially Owned  of Class
Group      (1)         (1)
Charles G. Schiefelbein  194,603           13.3%
Stewart D. Siebens       73,800             5.0%
Jerry W. Grabowski       59,000 (2)         4.0%
John A. Grimstad           0                  0%
Officers and Directors
as a Group  (4 persons)  327,403 (2)       22.4%

<F1>
Under rules of the Securities and Exchange Commission, an individual is also deemed to beneficially own shares which are not outstanding but which the individual has the right to acquire as of August 31, 1996 or within 60 days of such date. Such shares not outstanding but so deemed beneficially owned are treated as outstanding when determining the percent of the class owned by the particular individual and when determining the percent owned by the group.

<F2>

Includes 50,000 shares which may be purchased pursuant to options held by Mr. Grabowski which are or will become exercisable within 60 days of August 31, 1996.

EXECUTIVE COMPENSATION

The following table sets forth all cash compensation paid or to be paid by the Company, as well as certain other compensation paid or accrued, during fiscal year
1996 to the named executive officer as of June 30, 1996:

SUMMARY  COMPENSATION  TABLE

                 Long-Term
                Compensation
Annual Compensation                     Awards Payouts


Name &
Principal    Fiscal
Position     Year  Salary $  Bonus $ (2)  Other $ (3)
  Restricted Stock Awards $  # Options Granted (1)
LTIP Payouts  All Other Compensation $ (4)

Jerry W. Grabowski  1996  139,521  13,446  -  -  -  -
2,869
President & CEO  1995  119,414  48,912  15,400 -
50,000 (1)  -  2,776

<F1>
Mr. Grabowski was granted an Incentive Stock Option in
1993 in conjunction with the Company's 1985 Incentive
Stock Option Plan to purchase 50,000 shares of Waters
Instruments, Inc. common stock. Such option was terminated in 1995 and a new option to purchase 50,000 shares was granted under the 1995 Stock Option Plan which was approved by shareholders in October 1995.
See "Report on Repricing of Options."

<F2>
Represents incentive compensation payments for the performance periods ending June 30, 1996 and June 30,
1995.

<F3>
Represents temporary living expenses paid by the Company.

<F4>
Represents insurance premiums paid by the Company.

OPTION GRANTS DURING FISCAL YEAR 1996
There were no stock options granted during fiscal year
1996 to the named executive officer in the  Summary
Compensation Table.

OPTION EXERCISES DURING FISCAL YEAR 1996 AND FISCAL YEAR-
END OPTION VALUES
The named executive officer in the Summary
Compensation Table did not exercise any options during fiscal year 1996.

Name     Shares Acquired on Exercise  Value Realized
# of Unexercised Oprions at June 30, 1996
Exercisable/Unexercisable  Value of Unexercised
Options at  June 30, 1996 Exercisable/Unexrcisable(1)

0  $ 0  50,000  exercisable  $93,625    exercisable
Jerry W. Grabowski 0  $ 0  0  unexercisable  $ 0
unexercisable

<F1>
Value is calculated on the basis of the difference between the option exercise price and the closing sale price for the Company's Common Stock at June 30, 1996 as quoted on the NASDAQ National Market System, multiplied by the number of shares of Common Stock underlying the option.

COMPENSATION  OF  DIRECTORS

Each non-employee Director receives an annual retainer
fee of $4,000, $350 for each attended quarterly
meeting of the Board, $50 for each breakfast or dinner
meeting of the Board, $150 for each attended meeting
of a Committee on which he serves and a fee of $500
for each time he provides additional services as a
special consultant to the Company, plus, in each case,
reimbursement of travel expenses.   Directors also
receive a monthly stipend of $50 to cover miscellaneous travel, telephone, and meal expenses associated with Board responsibilities. The Chairman of the Board of the Company receives an additional annual retainer of $12,000, paid in monthly installments, for the capacity in which he serves.

EMPLOYMENT CONTRACTS  AND TERMINATION OF EMPLOYMENT
ARRANGEMENTS

The Company has entered into an employment agreement with Jerry W. Grabowski, which provides for compensation in the event Mr. Grabowski's employment with the Company is terminated under certain circumstances. Upon termination of employment initiated by the Company's Board of Directors, Mr.
Grabowski will have the right to receive an amount equal to twelve-months' base salary and the cost of all existing health/medical and other benefit plans enjoyed by Mr. Grabowski on the effective date of termination (subject to the terms of the plans) or substantially the same benefits if the terms of a plan exclude non-employees. Mr. Grabowski will also be entitled to receive on August 31, in the year immediately following the Performance Period in which a termination occurred, the incentive compensation he would have earned had his employment not been terminated, in an amount proportionate to the number of months that he was employed by the Company prior to such termination. In the event Mr. Grabowski's employment with the Company is terminated within one year of a change in control, then upon such termination in addition to the Company's obligation stated above, the Company will pay Mr. Grabowski an additional amount equal to the base salary, then in effect, for one year.

1995 STOCK OPTION PLAN

In May 1995, the Company's Board adopted, and shareholders subsequently approved in October 1995, the Company's 1995 Stock Option Plan (the "Plan") and reserved 150,000 shares of its Common Stock for issuance upon the exercise of options to be granted pursuant to the terms of the Plan. The 1995 Plan replaces the Incentive Stock Option Plan and
Nonqualified Stock Option Plan adopted in 1985, both of which expired in 1995. Incentive Stock Options granted under the 1995 Plan are intended to qualify under Section 422 of the Internal Revenue Code (or any successor provision it relates to as "incentive" stock options which can provide favorable tax treatment to the optionees.)

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent (10%) of the registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the SEC).
Officers, directors, and greater than ten-percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on its review of the copies of such forms received by it, the Company believes that, during the period from July 1, 1995 through June 30, 1996, all filing requirements applicable to its officers, directors, and greater than ten-percent beneficial owners were complied with.

INDEPENDENT PUBLIC ACCOUNTANTS

The firm of McGladrey & Pullen, LLP, Certified Public
Accountants, served as the Company's independent accountants for the fiscal year ended June 30, 1996.
Such firm is expected to be designated by the Board of Directors of the Company to audit the Company's accounts for the new fiscal year to end June 30, 1997.
Such action is customarily taken at the Annual Meeting of the Board preceding the Annual Meeting of Shareholders.

Representatives of McGladrey & Pullen, LLP will be present at the Annual Meeting of Shareholders and will be afforded the opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions.

SHAREHOLDERS' PROPOSALS FOR 1997 ANNUAL MEETING

Any appropriate proposal submitted by a shareholder of the Company and intended to be presented at the next
Annual Meeting in October 1997 must be received by the Company by May 16, 1997 to be includable in the Company's proxy statement and related proxy for the October 1997 Meeting.

ANNUAL REPORT & FORM 10-KSB

A copy of the Company's Annual Report to shareholders for the fiscal year ended June 30, 1996 accompanies this Proxy Statement. No portion of the Annual Report is incorporated herein and no portion is to be considered proxy soliciting material. A copy of the Company's Annual Report to the Securities and Exchange
Commission on form 10-KSB, including the financial statements and the schedules thereto, for the Fiscal
Year ended June 30, 1996 will be sent to those shareholders who request a copy by sending a letter addressed to Roni Henry, Assistant Secretary, Waters
Instruments, Inc., PO Box 6117, Rochester, MN 55903-
6117.

OTHER  BUSINESS

The Board of Directors does not know of any matters to be brought before the Meeting other than those described above. If, however, any other matters properly come before the Meeting, it is the intention of the persons named in the enclosed proxy to vote such proxy in accordance with their judgment on such matters.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

To management's knowledge, no Director, Director
Nominee, Officer, or ten percent Shareholder or any affiliates of such persons had in 1995 or 1996 or currently has any material interest, direct or indirect, in any transaction in which the Company was involved.

SOLICITATION

The cost of soliciting proxies, including the preparation, assembly, and mailing of the proxies and soliciting material, as well as the cost of forwarding such material to the beneficial owners of stock, will be borne by the Company and such solicitation will be effected solely by mail, provided that it is expected that banks, brokerage houses and other custodians, nominees and fiduciaries will be requested to forward soliciting material to their principals and to obtain authorization for the execution of proxies and will be reimbursed for their reasonable expenses incurred in connection therewith. If it should become necessary, Directors, Officers, or regular employees of the Company may, without compensation other than their regular compensation, solicit proxies personally or by telephone.

BY ORDER OF THE BOARD OF DIRECTORS,



___________/S/___________
Jerry Grabowski
President & Chief Executive Officer

September 27, 1996

WATERS INSTRUMENTS, INC.
Corporate Offices
2411 Seventh Street, NW., PO Box 6117, Rochester MN
55903

PROXY

This PROXY is solicited on behalf of the Board of Directors. The undersigned hereby appoints JERRY W.
GRABOWSKI and STEWART D. SIEBENS, or either of them, with full power of substitution, as proxies to vote for me and in my name with like effect as if I were personally present and voting at the Annual Meeting of Shareholders of Waters Instruments, Inc., called to be held at 3:00 PM, Thursday, October 17, 1996, local time, at Waters Instruments, Inc., Team Room, 2411
Seventh Street, Northwest, Rochester, Minnesota and at all adjournments thereof, hereby revoking any proxy or proxies heretofore given:


The Board of Directors recommends that you vote "FOR" each proposal. Check One Box Only for each Proposal

1.  NUMBER OF DIRECTORS. Proposal to establish the
number of directors at four (4)
FOR   AGAINST   ABSTAIN

2.  ELECTION OF DIRECTORS.
Nominees: Jerry W. Grabowski, John A. Grimstad,
Charles G. Schiefelbein, Stewart D. Siebens FOR all nominees except those written in this box.

WITHHOLD AUTHORITY to vote for all nominees

3. OTHER MATTERS. Upon such other business as may properly come before the Meeting. FOR AGAINST
ABSTAIN
This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made as to a particular proposal, this proxy will be voted for such proposal.

Please sign exactly as your name appears above.
Executors, administrators, trustees, guardians, etc.
so indicate when signing.  For stock held in Joint
Tenancy, each joint owner should sign.

Signature    Date              , 1996
Signature, if held jointly   Date              , 1996
PLEASE MARK, SIGN, DATE, AND RETURN THE PROXY
PROMPTLY.

YOU MAY FAX YOUR PROXY TO: 1-800-962-2880, Ext. 700.

Please check here if you plan on attending the annual meeting.

Please check here if you would like to receive a copy of the Form 10-KSB.